Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-205059, 333-205071) and in the Registration Statements on Form S-8 (Nos. 333-108681, 333-117069, 333-147270, 333-162453, 333-181442) of DDR Corp. of our report dated February 21, 2017 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
February 21, 2017